                                  EXHIBIT 3.3
                             BYLAWS OF REGISTRANT



                                    BYLAWS

                                      OF

                           LAMAR CAPITAL CORPORATION

                              PURVIS, MISSISSIPPI



                            Adopted August 26, 1986

                           LAMAR CAPITAL CORPORATION

                              PURVIS, MISSISSIPPI

                                    BYLAWS


                              ARTICLE I.  OFFICES

     SECTION 1.01.  Principal Office.  The principal office shall be at Purvis,
                    ----------------
Lamar County, Mississippi. The corporation may have such other offices as are allowable by the laws of the State of Mississippi and as the Board of Directors may designate or the business of the corporation may require from time to time.

     SECTION 1.02.  Registered Office. The registered office of the corporation
                    -----------------
required by the Mississippi Business Corporation Act to be maintained in the State of Mississippi may be, but need not be identical with the principal office in the State of Mississippi, and the address of the registered office may be changed from time to time by the Board of Directors as provided by law.

                           ARTICLE II.  STOCKHOLDERS

     SECTION 2.01.  Annual Meeting. The annual meeting of the stockholders for
                    --------------
the purpose of fixing the number of Directors to be elected and electing such number of Directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time as the Board of Directors shall each year fix, which date shall be no later than thirteen months subsequent to the last annual meeting of stockholders. The date fixed for the annual meeting shall not be a legal holiday in the State of Mississippi. The annual meeting of stockholders may be held conjointly with the annual meeting of the Board of Directors.

     SECTION 2.02.  Special Meetings. Special meetings of the stockholders, for
                    ----------------
any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. On failure of the President so to issue such call, same may be made, and notice given as hereinafter prescribed, by those demanding such meeting. Such request shall state the purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

     SECTION 2.03.  Place of Meeting. The Board of Directors may designate any
                    ----------------
place, either within or without the State of Mississippi, as the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is made, the place of meeting shall be at the principal office of the corporation in Purvis, Lamar County, Mississippi.

     SECTION 2.04.  Notice of Meeting. Written or printed notice stating the
                    -----------------
place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 2.05.  Closing of Transfer Books or Fixing of Record Date. For the
                    --------------------------------------------------
purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than fifty days and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 2.06.  Presiding Officer and the Secretary.  The President, or, in
                    -----------------------------------
his absence, an officer designated by the Board of Directors shall preside at all stockholder meetings, and the Secretary shall serve as secretary. Otherwise, a Chairman or Secretary shall be elected by the stockholders present to act in the absence of those officers.

     SECTION 2.07.  Voting Lists.  The officer or agent having charge of the
                    ------------
stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     SECTION 2.08.  Quorum.  A majority of the outstanding shares of the
                    ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, as long as not less than one-third of the shares entitled to vote at the meeting are represented. If a quorum is present, or the above conditions are fulfilled so that business may be transacted, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the articles of incorporation or elsewhere in these bylaws by specific provision.

     SECTION 2.09.  Proxies.  At all meetings of stockholders, a stockholder may
                    -------
vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.10.  Voting of Shares.  Subject to the provisions of Section 12
                    ----------------
of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote of a meeting of stockholders.

     SECTION 2.11.  Voting of Shares by Certain Holders. Shares standing in the
                    -----------------------------------
name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     The corporation may own shares of its own stock as provided by Mississippi law. If the corporation owns shares of its own stock at any time, those shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.12.   Cumulative Voting. At each election for Directors every
                     -----------------
stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

     SECTION 2.13.   Action by Stockholders Without a Meeting.  Any action
                     ----------------------------------------
required to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

     SECTION 2.14.   Stockholder Proposals or Nominations.  Except as otherwise
                     ------------------------------------
provided herein or by action of the Board of Directors, stockholder proposals for any action at a stockholder meeting or nomination for election to the Board of Directors may be made by any stockholder entitled to vote at the meeting when the proposal is to be acted upon, or election to be held. Proposals and nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 14 days nor more than 50 days prior to the meeting when the proposal is to be acted upon, or election to be held, provided however, that if less than 21 days' notice of the meeting is given to stockholders, such proposal or nomination shall be mailed or delivered to the President of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Proposals and nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such proposal or nominee.

                       ARTICLE III.  BOARD OF DIRECTORS

     SECTION 3.01.   General Powers.  The business and affairs of the
                     --------------
corporation shall be managed and administered by its Board of Directors. Except as limited by law, all corporate powers shall be vested in and exercised by the Board.

     SECTION 3.02.   Election of Directors.  The directors of the corporation
                     ---------------------
shall be elected annually by the stockholders at the annual meeting of the stockholders. If the election of directors shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

     SECTION 3.03.   Number, Tenure and Qualifications.  The number of directors
                     ---------------------------------
of the corporation shall be not less than five (5) nor more than twenty-five
(25), and the stockholders shall establish by resolution at each annual meeting the number of directors to serve until the next annual meeting. Each director shall hold office from his election until the next annual meeting stockholders and until his successor shall have been elected and qualified.

     SECTION 3.04.   Regular Meetings.  A regular meeting of the Board of
                     ----------------
Directors shall be held without other notice than this bylaw, immediately after or conjointly with, and at the same place as, the annual meeting of stockholders. The Board of Directors shall provide, by resolution, the time and place, either within or without the State of Mississippi, for the holding of additional meetings without other notice than such resolution.

     SECTION 3.05.   Special Meetings.  Special meetings of the Board of
                     ----------------
Directors may be called by or at the request of the President, Chairman of the Board of Directors or by a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Mississippi, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 3.06.   Action by Directors Without a Meeting.  Any action required
                     -------------------------------------
to be taken at a meeting of the Directors of the corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

     SECTION 3.07.   Notice.  Notice of any special meeting shall be given by
                     ------
written notice delivered personally or mailed to each director at his business address, or by telephone or telegram. If notice is by personal delivery, the delivery shall be at least two days prior to the special meeting. If notice is given by mail, such notice shall be deposited in the United States mail and addressed to each director at his business address with postage thereon prepaid at least five days prior to any special meeting. If notice is given by telegram, such notice shall be delivered to the telegram company at least five days prior to any special meeting. If notice is given by telephone, such notice shall be made at least two days prior to any special meeting. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.08.   Quorum.  A majority of the number of directors elected and
                     ------
serving within the limits fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 3.09.   Organization.  The Board of Directors shall elect one of
                     ------------
its members Chairman, who shall preside at all meetings of the Board. By resolution the Directors shall designate from among its members an Executive Committee and may designate from its members other committees, each of which shall have all the authority of the Board of Directors except as limited in such resolution or bylaw, and except as provided by law. All such committees shall keep regular minutes of their meetings and shall report their actions to the Board of Directors at its next meeting.

     SECTION 3.10.    Manner of Acting.  The act of the majority of the
                      ----------------
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 3.11.    Vacancies.  Any vacancy occurring in the Board of
                      ---------
Directors by death, resignation or otherwise may be filled by election at an annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at the annual meeting of stockholders, or at a special meeting of stockholders called for that purpose.

     SECTION 3.12.    Compensation.  By resolution of the Board of Directors,
                      ------------
the Directors may be paid for the expense, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. However, no such payment shall preclude any director from serving the corporation as an officer or in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending meetings.

     SECTION 3.13.    Presumption of Assent.  A director of the corporation who
                      ---------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation within twenty-four (24) hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                             ARTICLE IV.  OFFICERS

     SECTION 4.01.  Generally.  The officers of the corporation shall consist of
                    ---------
a President, a Vice President, a Secretary and a Treasurer. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any one or more offices may be held by the same person, except the offices of President and Secretary. Officers do not have to be stockholders.

     SECTION 4.02.  President.  The Board of Directors shall appoint a President
                    ---------
of the corporation to serve at the pleasure of the Board. The President shall supervise the carrying out of the policies adopted or approved by the Board and shall be the Chief Executive Officer of the corporation. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. A Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

     SECTION 4.03.  Vice Presidents.  The Board of Directors may appoint one or
                    ---------------
more Vice Presidents and shall have the authority to designate different classes of Vice Presidents, including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and such other classes as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the corporation. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors.

     SECTION 4.04.  Secretary.  The Board of Directors shall appoint a
                    ---------
Secretary, who shall: (a) keep the minutes of the stockholders and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by each stockholder; (e) sign with the President or other designated officer stock certificates of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

     SECTION 4.05.  Treasurer.  If required by the Board of Directors, the
                    ---------
Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 4.06.  Other Officers.  The Board of Directors may appoint one or
                    --------------
more such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors or the President.

     SECTION 4.07.  Removal.  Any officer or agent elected or appointed by the
                    -------
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, and the election of another person to an office shall automatically remove the incumbent from such office.

     SECTION 4.08.  Vacancies.  The Board of Directors shall have authority to
                    ---------
fill any vacancy occurring in the offices of the corporation or any office to be created by election at any regular meeting of the Board of Directors or at a special meeting of the Board of Directors called for that purpose. An officer elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     SECTION 4.09.  Salaries.  The salaries of the officers shall be fixed from
                    --------
time to time by the Board of Directors and no officer shall be prevented from receiving a salary merely by reason of the fact that he is also a director or employee of the corporation. The President and Secretary may fix the salaries of the employees who are not officers, subject to the approval of the Board of Directors.

               ARTICLE V.  STOCK CERTIFICATES AND THEIR TRANSFER

     SECTION 5.1.  Certificates for Shares.  Certificates representing shares of
                   -----------------------
the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be attested by the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, and the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 5.02.  Transfer of Shares.  Transfer of shares of the corporation
                    ------------------
shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of Mississippi.

                         ARTICLE VI.  INDEMNIFICATION

     SECTION 6.01.  General Provision.  Subject to the provisions of section 4
                    -----------------
of this Article, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 6.02.  Suits by Corporation.  Subject to the provisions of section
                    --------------------
4 of this Article, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the ease, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 6.03.  Successful Defense.  To the extent that a director, officer,
                    ------------------
employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

     SECTION 6.04.  Authorization of Indemnification.  Any indemnification under
                    --------------------------------
section 1 or 2 of this Article shall (unless ordered by a court) be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in section 1 and 2, as the case may be. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     SECTION 6.05.  Advance Payments.  Expenses (including attorneys' fees)
                    ----------------
incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

     SECTION 6.06.  Exclusivity.  The indemnification provided by this section
                    -----------
shall not be deemed exclusive of, and shall be in addition to, any other rights to which those indemnified may be entitled under any statute, rule of law, provision in the corporation's certificate of incorporation, bylaw, agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6.07.  Insurance.  The corporation shall have the power to purchase
                    ---------
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his statute as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     SECTION 6.08.  Partial Enforcement.  The invalidity or unenforceability of
                    -------------------
any provision hereof shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect.

                        ARTICLE VII.  CONTRACTS, LOANS,
                       CHECKS, DEPOSITS AND INVESTMENTS

     SECTION 7.01.   Contracts.  The Board of Directors may authorize any
                     ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.02.   Loans.  No loans shall be contracted on behalf of the
                     -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. No loans shall be made by the corporation to its officers or directors, and no loans shall be made by the corporation secured by its shares.

     SECTION 7.03.   Checks, Drafts, etc.  All checks, drafts or other orders
                     --------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 7.04.   Deposits.  All funds of the corporation not otherwise
                     --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

           ARTICLE VIII.  CONFIRMATION AND RATIFICATION OF CONTRACTS

     SECTION 8.01.    Conflicts of Interest.  In the absence of fraud, no
                      ---------------------
contract or other transaction of the corporation shall be affected or invalidated in any way by the fact that any of the directors of the corporation are in any wise interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of

Directors at its meeting at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction, there shall be present a quorum of directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Any such contract, transaction or act of the corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of the stockholders of the corporation, voting either in person or by proxy, at any annual meeting, or at any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the corporation. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     SECTION 8.02.    Ratification by Stockholders.  Any contract, transaction,
                      ----------------------------
or act of the corporation or of the Board of Directors or any committee thereof which shall be ratified by a majority of the stockholders of the corporation, voting either in person or by proxy at any annual meeting, or at any special meeting called for such purpose, shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its officers or directors of their right to proceed with such contract, transaction or action.

                               ARTICLE IX.  YEAR

     The corporation tax and accounting year shall be a fiscal year ending December 31 of each year.

                             ARTICLE X.  DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares, payable in cash, other assets or by the way of stock dividends.

                               ARTICLE XI.  SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, state of incorporation and the words "Corporate Seal."

                        ARTICLE XII.  WAIVER OF NOTICE

     Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the articles of incorporation or under the provisions of the laws of the State of Mississippi, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XIII.  BYLAWS

     SECTION 8.01.    Inspection.  A copy of the Bylaws, with all amendments
                      ----------
thereto, shall at all times be kept in a convenient place at the principal office of the corporation and shall be open for inspection to all stockholders during regular business hours.

     SECTION 8.02.    Amendments.  These Bylaws may be altered, amended or
                      ----------
repealed and new Bylaws may be adopted by a two-thirds (2/3s) vote of the Directors then holding office at any regular or special meeting of the Board of Directors.



                                      /s/ Jane P. Roberts
                                      --------------------------------------
                                      SECRETARY


(SEAL)

                                                                     EXHIBIT 3.3

                            AMENDMENT TO THE BYLAWS

                         OF LAMAR CAPITAL CORPORATION

                              PURVIS, MISSISSIPPI

     Pursuant to the provisions of the Mississippi Business Corporation Act, the above captioned corporation (the "Corporation") hereby adopts the following Amendments to the bylaws (the "Bylaws") of the Corporation by resolution of the Board of Directors at a special meeting held August 3, 1998.

     1. An amendment to the first sentence of Section 2.02. of the Bylaws to delete said sentence and replace it in its entirety as follows:

          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     2. An amendment to the first sentence of Section 3.03. of the Bylaws to delete said sentence and replace it in its entirety as follows:

          The number of directors of the corporation shall be not less than three (3) nor more than twenty-five (25), and the stockholders shall establish by resolution at each annual meeting the number of directors to serve until the next annual meeting.

     3. An amendment to Section 6.01. through 6.08. of the Bylaws to delete said sections and replace said sections in their entirety as follows:

          The indemnification provisions of the corporation are set forth in Article Ten of the Articles of Incorporation of the corporation.

     4. An amendment to Article III of the Bylaws to insert a new Section 3.14. immediately following Section 1.13. to read in its entirety as follows:

          Section 3.14.  Suspension or Removal.  The entire board of directors
                         ---------------------
          may only be removed, with or without cause, at a meeting called expressly for that purpose, by a vote of the holders of eighty percent (80%) of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

     5. An amendment to Article III of the Bylaws to insert a new Section 3.15. immediately following Section 3.14. to read in its entirety as follows:

          Section 3.15.  Authorization of Committees.
                         ---------------------------

          (a) The Board of Directors may appoint an Executive Committee to consist of the Chairman of the Board of Directors and at least two (2) but not more than four (4) other directors. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the interim between regular and special meetings of the Board of Directors, except that such Committee shall have no authority with respect to amending the Articles of Incorporation or these bylaws, adopting any plan of merger or consolidation, or effecting an increase or change in the capital of the corporation.

          (b) The Board of Directors may appoint a Compensation Committee to consist of the Chairman of the Board and at least two (2) non-officer members of the Board of Directors. The Compensation Committee shall have the authority to set the compensation of the executive officers and the directors of the corporation and to make all such other compensation decisions as may be necessary or incident thereto.

          (c) The Board of Directors may appoint an Audit Committee to consist of at least three (3) members of the Board of Directors. The Audit Committee shall meet at least semiannually and shall consider generally the financial condition of the corporation, and shall, at least annually, make or supervise an examination and audit of the banking corporation. The results of all such examinations and audits shall be reported to the Board of Directors and entered in the minutes of the Board of Directors. The Audit Committee shall have the authority to submit written recommendations to the Board of Directors concerning the selection and criteria of outside auditors.

          (d) Any vacancy on any Committee shall be filled by the Chairman of the Board of Directors from the members of the Board of Directors, and the persons thus selected shall serve until the next succeeding regular meeting. The Board of Directors may appoint, from time to time, from its own members, other committees of one (1) or more persons, for such purposes of the foregoing committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The members of each Committee authorized by these bylaws may select a Chairman and shall cause accurate minutes of all meetings to be kept, provided, however, the Chairman of the Board of Directors shall serve as Chairman of the Executive Committee. Such Committees shall meet upon call of the Chairman of the Board of Directors and no formal notice shall be required. A majority of the membership shall constitute a quorum of the Committees and a majority vote of a quorum may decide any matter coming before the Committee for decision. The Board of Directors shall have the authority to assign to any Committee additional duties and responsibilities.

     6. An amendment to Section 13.02. of the Bylaws to delete said section and replace it in its entirety as follows:

          Section 13.04.  Amendments.  The power to amend or repeal these
                          ----------
          bylaws, or to adopt a new code of bylaws, is vested in the Board of Directors, a majority of those present voting on the question of the amendment, repeal or adoption of bylaws being necessary to exercise that power.